Exhibit 99.4

                      NUTRITION MANAGEMENT SERVICES COMPANY
                           a Pennsylvania Corporation
                  CERTIFICATION OF PRINCIPAL FINANCIAL MANAGER

                            Section 302 Certification

            I, LINDA HAINES, certify that:

            (1) I have  reviewed  this annual  report on Form 10-K of  NUTRITION
            MANAGEMENT   SERVICES  COMPANY,  a  Pennsylvania   corporation  (the
            "registrant");

            (2) Based on my  knowledge,  this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such  statements  were made, not misleading with respect to the period covered by this annual report;

            (3)  Based on my  knowledge,  the  financial  statements,  and other financial information included in this annual report, fairly present in  all  material  respects  the  financial  condition,  results  of operations  and cash flows of the  registrant  as of,  and for,  the periods presented in this annual report;

Date: September 30, 2002

           By: /s/ Linda Haines
               --------------------
               Linda Haines
               Principal Financial Manager